Exhibit 28(h)(30) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

Agreement for Administrative Services
EXHIBIT 1
This contract is for federated funds only.
(revised as of 9/1/10)
CONTRACT
DATE                      INVESTMENT COMPANY

11/1/03                      Federated Equity Funds
11/1/03                                Federated Capital Appreciation Fund
11/1/03                                           Class A Shares
11/1/03                                           Class B Shares
11/1/03                                           Class C Shares
11/1/03                                           Class K Shares
9/1/07                                           Institutional Shares
12/1/08                                Federated Clover Small Value Fund
12/1/08                                           Class A Shares
12/1/08                                           Class C Shares
12/1/08                                           Institutional Shares
12/1/08                                Federated Clover Value Fund
12/1/08                                           Class A Shares
12/1/08                                           Class B Shares
12/1/08                                           Class C Shares
12/1/08                                           Class K Shares
12/1/08                                           Institutional Shares
9/1/10                                Federated Global Equity Fund
9/1/10                                           Class A Shares
9/1/10                                           Class C Shares
9/1/10                                           Institutional Shares